UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2008

GEOCOM RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49621

(Commission File Number)

98-0349734

(IRS Employer Identification No.)

413-114 West Magnolia, Bellingham, WA 98225

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 360-392-2898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 28, 2008, the Registrant terminated its October 17, 2007 letter of intent (the “LOI”) with Goldmark Minerals Ltd. (“Goldmark”) (TSX: GMK), pursuant to which the Registrant agreed to sell its equity interest in the Iliamna Project in Alaska, and a 49% interest in its Marcelita-Santa Rosa Project in Chile, to Goldmark in consideration for US$200,000 in cash. The LOI was terminated because the parties were unable to establish mutually acceptable terms for the formal agreement. As a result, the Registrant retains its equity interest in both the Iliamna Project in Alaska and the Marcelita-Santa Rosa Project in Chile.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ John Hiner

John Hiner, President

Date: March 10, 2008